SECURITIES AND EXCHANGE COMMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of Earliest Event Reported): October 30, 2000

                            SONICS & MATERIALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                      (State or Other Jurisdiction of Incorporation)

0-20573                                     06-0854713
(Commission File Number)                    (I.R.S. Employer Identification No.)

                               53 Church Hill Road
                                   Newtown, CT
                    (Address of Principal Executive Offices)

                                      06470
                                   (Zip Code)
                                 (203) 270-4600
               (Registrant's Telepone Number, including area code)

Item 5. Other Events

      On October 30, 2000, the Registrant issued the following press release:

October 30, 2000 - Newtown, Connecticut. The management of Sonics & Materials, Inc. (OTCBB: SIMA) has reviewed the Schedule 13D filed with the Securities and Exchange Commission on October 26, 2000, by The Crest Group.

The filing indicates that The Crest Group owns 6.7% of the issued and outstanding common stock of Sonics & Materials. It also reports that J. Michael Goodson, CEO of The Crest Group, has made an informal proposal to the majority stockholder and CEO of Sonics & Materials, Robert S. Soloff, to acquire all of the issued and outstanding shares of Sonics & Materials' common stock.

Mr. Soloff, who owns approximately 70% of the issued and outstanding common stock of the company, stated that he has no intention of entering into any such transaction with The Crest Group or any other entity controlled by Mr. Goodson and that Mr. Goodson's proposal has been rejected.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Sonics &Materials, Inc.
                                       (Registrant)


October 30, 2000                       /s/ Lauren H. Soloff
                                       --------------------
                                       Lauren H. Soloff
                                       Vice President, Corporate Secretary